UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2003

ASYST TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-22430	94-2942251
(Commission File No.)	(IRS Employer Identification No.)

48761 Kato Road

Fremont, California 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 661-5000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     On April 29, 2003, we issued a press release entitled “Asyst Technologies Reports Fiscal Fourth Quarter and Year-End Results” that incorporated financial statements and a narrative addressing results for our fourth fiscal quarter and year ended March 31, 2003. In conjunction with that press release, we conducted a conference call on April 29, 2003 to discuss those results with investors and financial analysts. In the press release and related conference call we incorrectly reported a loss in discontinued operations of $(7.7 million) for the fourth fiscal quarter ended March 31, 2003 and $(19.5 million) for the year ended March 31, 2003. The correct figure is a loss in discontinued operations of $(9.3 million) and $(21.1 million) for these respective periods. This non-cash correction of $1.6 million results from the valuation of contingent shares of our common stock issued in the fourth fiscal quarter of 2003 in settlement of the final purchase consideration for the acquisition of SemiFab, Inc., which was sold later in the same quarter. This correction also changes our GAAP net loss by $1.6 million, to $(3.4 million), or $(.09) per basic and $(.08) per diluted share, for the fiscal fourth quarter and to $(135.9 million), or $(3.62) per basic and diluted share for the fiscal year ended March 31, 2003. The corrected financial statements for the periods discussed in our April 29, 2003 press release are attached as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

     The following exhibit is furnished with this document:

Exhibit Number	Description

99.1	Corrected Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, and Condensed Consolidated Statements of Operations (Pro Forma) for periods reported in April 29, 2003 press release entitled “Asyst Technologies Reports Fiscal Fourth Quarter and Year-End Results”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2003	ASYST TECHNOLOGIES, INC.

	By:	/s/ Geoffrey G. Ribar

Geoffrey G. Ribar
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Corrected Condensed Consolidated Balance Sheets, Condensed Consolidated Statements of Operations, and Condensed Consolidated Statements of Operations (Pro Forma) for periods reported in April 29, 2003 press release entitled “Asyst Technologies Reports Fiscal Fourth Quarter and Year-End Results”